SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 30, 2001
Date of Report (Date of earliest event reported):

DISC, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-11578	77-0129625
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

372 TURQUOISE STREET MILPITAS, CALIFORNIA (Address of principal executive offices)		95035 (Zip Code)

Registrant s telephone number, including area code: (408) 934-7000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following consolidated financial statements, pro forma combined financial information and exhibits are filed as part of this report.

     (a)  Pro Forma Combined Financial Information

(1) Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2001.

(2) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000.

(3) Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2001.

ITEM 7 (b) — PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of NSM Storage GmbH.

On July 30, 2001, DISC, Inc. ( DISC ) completed its acquisition of NSM Storage GmbH ( NSM ) pursuant to the terms of a Share Purchase Agreement (the Agreement ) dated July 9, 2001. Under the terms of the Agreement, DISC acquired all outstanding shares of NSM, in exchange for 965,210 shares of DISC common stock, valued at approximately $1.9 million, and a cash payment of $10,000. The transaction is being accounted for under the purchase method of accounting. The Pro Forma Financial Statements have been prepared on the basis of assumptions described herein.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition of NSM as if such transaction had occurred on June 30, 2001, by combining the balances of DISC and NSM as of June 30, 2001.

The Unaudited Pro Forma Condensed Combined Statements of Operations are based on the individual statements of operations of DISC and NSM and combine the results of operations of DISC and NSM for the year ended December 31, 2000 and for the six months ended June 30, 2001 as if the acquisition had taken place on January 1, 2000.

The pro forma information does not purport to be indicative of the results that would have occurred had the acquisition actually been in effect for these periods, or of the results which may occur in the future. The unaudited pro forma condensed combined financial statements, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with the historical financial statements of DISC, Inc. included in its Form 10-K, filed March 30, 2001, and the historical consolidated financial statements of NSM included in this Form 8-K/A.

DISC, INC.
Unaudited Pro Forma Condensed
Combined Balance Sheet
(In Thousands)

	AS OF JUNE 30, 2001

			PRO FORMA		PRO FORMA
	DISC	NSM STORAGE	ADJUSTMENTS		COMBINED

	(Restated)				(Restated)
ASSETS
Current assets:
Cash	$636	$140	$(10	) B	$385
			(381	) H
Account receivable, net	2,108	735	(250	) F	2,593
Inventory, net	1,342	1,284			2,626
Prepaids and other current assets	202	109	(124	) B	187

Total current assets	4,288	2,268	(765)		5,791
Property and equipment, net	409	318			727
Goodwill		510	(510	)E	0
Purchase price in excess of acquired net tangible assets			4,806	D	4,806

Total assets	$4,697	$3,096	$3,531		$11,324

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,020	$1,265	$(226	) F	$2,059
Payable to related parties		24	(24	) F	0
Accrued expenses and other liabilities	821	788	346	B	1,955
Line of credit, current portion	732	802	(381	) H	1,153

Total current liabilities	2,573	2,879	(285)		5,167
Other liabilities, long-term		111			111
Line of credit, net of current portion		1,943			1,943

Total liabilities	2,573	4,933	(285)		7,221

Redeemable common stock		324	(324	) C	0

Stockholders equity (deficit):
Convertible Preferred Stock; no par value	21,344				21,344
Common stock	14,164	815	(815	) C	16,143
			1,979	A
Additional paid-in capital		13	(13	) C	0
Accumulated deficit	(33,384)	(3,035)	3,035	C	(33,384)
Accumulated other comprehensive income		46	(46	) C	0

Total stockholders equity (deficit)	2,124	(2,161)	4,140		4,103

Total liabilities and stockholders equity (deficit)	$4,697	$3,096	$3,531		$11,324

See notes to unaudited pro forma combined financial statements.

DISC, INC.
Unaudited Pro Forma Condensed Combined
Statements Of Operations
For Year Ended December 31, 2000
(In Thousands, Except Per Share Amounts)

	YEAR ENDED DECEMBER 31, 2000

			PRO FORMA		PRO FORMA
	DISC	NSM STORAGE	ADJUSTMENTS		COMBINED

	(Restated)				(Restated)
Net sales	$6,821	$7,688	$(179	) G	$14,330
Cost of sales	5,775	3,128	(164	) G	8,739

	1,046	4,560	(15)		5,591

Costs and expenses:
Research and development	1,158	1,061	(4	) G	2,215
Marketing and sales	2,665	1,486	(1	) G	4,150
General and administrative	1,048	2,507	(353	) E	3,202

Total cost and expenses	4,871	5,054	(358)		9,567

Loss from operations	(3,825)	(494)	343		(3,976)
Interest and other expenses, net	(113)	(186)	36	H	(263)

Net loss	$(3,938)	$(680)	$379		$(4,239)

Deemed dividend including cumulative effect adjustment	(2,326)				(2,326)

Net loss attributable to common shareholders	$(6,264)				$(6,565)

Basic and diluted net loss attributable to common shareholders per share	$1.65				$(1.38)

Weighted average common shares for basic and diluted net loss per share calculation	3,803				4,768

See notes to unaudited pro forma combined financial statements.

DISC, INC.
Unaudited Pro Forma Condensed Combined
Statements Of Operations
For Six Months Ended June 30, 2001
(In Thousands, Except Per Share Amounts)

	SIX MONTHS ENDED JUNE 30, 2001

			PRO FORMA		PRO FORMA
	DISC	NSM STORAGE	ADJUSTMENTS		COMBINED

	(Restated)				(Restated)
Net sales	$4,075	$2,101	$(234	) G	$5,942
Cost of sales	3,491	1,181	(234	) G	4,438

	584	920	0		1,504

Costs and expenses:
Research and development	788	454			1,242
Marketing and sales	1,581	690	(2	) G	2,269
General and administrative	590	844	(177	) E	1,257

Total cost and expenses	2,959	1,988	(179)		4,768

Loss from operations	(2,375)	(1,068)	179		(3,264)
Interest and other expenses, net	(53)	(78)	18	H	(113)

Net loss	$(2,428)	$(1,146)	$197		$(3,377)

Deemed dividend	(814)				(814)

Net loss attributable to common shareholders	$(3,242)				$(4,191)

Basic and diluted net loss and attributable to common shareholders per share	$(0.84)				$(0.87)

Weighted average common shares for basic and diluted net loss per share calculation	3,845				4,810

See notes to unaudited pro forma combined financial statements.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

On July 30, 2001, DISC, Inc. acquired all outstanding shares of NSM Storage GmbH, in exchange for 965,210 shares of DISC common stock valued at $1,979,000 and a cash payment of $10,000. The value of the common stock issued was $2.05 per share, which was determined by the average of the five days before and after the merger announcement date. The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard No. 141 and No. 142. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The pro forma financial information has been prepared on the basis of assumptions described in the following notes and includes assumptions relating to the allocation of consideration paid for the assets and liabilities based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations have been completed, which is expected to be in the quarter ending December 31, 2001.

The unaudited pro forma condensed combined balance sheet as of June 30, 2001 gives effect to the acquisition as if it had occurred on June 30, 2001. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 give effect to the acquisition as if it had occurred on January 1, 2000.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

NOTE 2 — PURCHASE PRICE ALLOCATION

The total estimated purchase price of the acquisition has been calculated as follows (in thousands):

Purchase price:

Fair Value

Value of securities issued	$1,979
Cash consideration	10
Direct transaction costs and expenses	471

Total purchase price	$2,460

The Company s allocation of the aggregate purchase price is based on management s preliminary analysis and estimates of the fair values of the tangible assets and intangible assets. The book values of tangible assets and liabilities acquired are assumed to approximate fair values. Assuming that the acquisitions have occurred on June 30, 2001, the purchase price allocation would have been as follows (in thousands):

		Annual
	Amount	Amortization

Tangible net assets	$(2,346)	N/A
Purchase price in excess of acquired net tangible assets	4,806	N/A

Total	$2,460

NOTE 3 — UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE:

The net loss per share and shares used in computing the net loss per share for the year ended December 31, 2000 and the six months ended June 30, 2001 are based upon the Company s historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued January 1, 2000. Options and warrants outstanding are not included as they are antidilutive.

NOTE 4 — PURCHASE ADJUSTMENTS:

The following adjustments were applied to the pro forma combined financial statements:

(A)  To record the issuance of 965,210 shares of common stock as part of the purchase consideration.

(B)  To record the purchase consideration payable in cash and estimated costs resulting from the Acquisition. Actual amounts ultimately incurred could differ from estimated amounts.

(C)  To record elimination of NSM Storage GmbH s net investment.

(D)  To record purchase price in excess of acquired net tangible assets at the acquisition date. This amount is to be allocated to intangible assets and goodwill on completion of a valuation during the quarter ending December 31, 2001.

(E)  To record elimination of goodwill arising from DTS Computer GmbH s acquisition of the NSM jukebox business in 1999 and associated amortization.

(F)  To record elimination of balance between DISC and NSM Storage GmbH as of June 30, 2001.

(G)  To record elimination of inter company transaction as if the acquisition had occurred on January 1, 2000.

(H)  To record the repayment of certain NSM bank borrowings by DISC concurrently with the acquisition and the resulting decrease in interest expense.

NOTE 5 — RESTATEMENT

Under EITF Nos. 98-5 and 00-27 and related standards, if a company issues convertible preferred stock with a beneficial conversion feature, then the value of the beneficial conversion feature is accounted for as a deemed dividend. A beneficial conversion feature is computed as the intrinsic value of the spread between the quoted market price of common stock and the conversion price multiplied by the number of common shares into which the preferred stock converts. The Company has funded its operations through the sales, in private placements, of preferred stock and warrants to its principal investor. Management believes that these equity transactions were made in the best interests of the Company. In determining whether there was a beneficial conversion feature, management utilized an estimated fair value of common stock which was lower than its quoted market price. Management believed that the negotiated price of the stock was representative of the market price of the stock in a private placement of that size. Management concluded that there was no beneficial conversion feature associated with the issuance of convertible preferred stock and warrants, and the Company did not record a deemed dividend.

Recently, the Company became aware that the SEC has insisted that the quoted market price be used in calculating a beneficial conversion feature. As the result of the SEC’s position, the Company has restated its financial statements to reflect a deemed dividend as a charge to accumulated deficit and earnings per share. The restatement did not affect the Company’s assets, liabilities, revenues or expenses as originally reported. In the restatement, the deemed dividend is added to net loss to determine net loss attributable to common shareholders.

In addition to the restatement to use the quoted market price to measure the beneficial conversion feature, the Company restated to report a cumulative effect of accounting change as of October 1, 2000, representing the effect of the change in accounting method from use of the stated conversion price to use of the accounting conversion price in applying the intrinsic value method for determining the beneficial conversion feature for all convertible preferred stock issuances as required by EITF 00-27. The EITF required that the effect of adopting the accounting conversion price be recorded in the fourth quarter of 2000. The historical loss per share for each period is revised to reflect the net loss attributable to common shareholders, as presented below:

		Six Months
	Year Ended	Ended
	2000	2001

Net loss, as originally reported	$(3,938)	$(2,428)
Deemed dividend, including cumulative effect adjustment	(2,326)	(814)
Net loss attributable to common shareholders, as restated	$(6,264)	$(3,242)
Net loss per share, as originally reported	$(1.04)	$(0.63)
Net loss attributable to common shareholders per share, as restated	$(1.65)	$(0.84)

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 have also been restated to reflect the effects on the pro forma combined results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2001	By:	/s/ J. Richard Ellis J. Richard Ellis President and Chief Executive Officer (Principal Executive Officer)

Dated: November 13, 2001	By:	/s/ Henry Madrid Henry Madrid Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)